Exhibit 10.21

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (the “Amendment”) is entered into this 31st day of August, 2023, between LENOX DRIVE OFFICE PARK, LLC, a Delaware limited liability company (“Landlord”), and CELSION CORPORATION, a Delaware corporation (“Tenant”).

Landlord and Tenant are parties to a certain Lease dated July 14, 2011 (the “Original Lease”), as amended by (i) a certain First Amendment to Lease dated April 20, 2017 (the “First Amendment”), and (ii) a certain Second Amendment to Lease dated January 9, 2019 (the “Second Amendment”) (the Original Lease, the First Amendment and the Second Amendment are referred to collectively herein as the “Lease”). The Lease covers certain premises (the “Premises”) deemed to contain 9,850 rentable square feet located on the first (1st) floor of the building located at 997 Lenox Drive, Lawrenceville, New Jersey, as more particularly described in the Lease.

The Term (as defined in the Lease) is scheduled to expire on August 31, 2023.

Landlord and Tenant desire to extend the Term of the Lease and to modify certain other terms and provisions of the Lease, subject to the terms and conditions herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Amendment, and for other good and valuable consideration the receipt and sufficiency of which is acknowledged by Landlord and Tenant, and intending to be legally bound hereby, Landlord and Tenant agree as follows:

1. Recitals; Definitions. The recitals are incorporated herein by reference. Any and all terms not defined herein shall have the meanings set forth in the Lease.

2. Extension of Term. The Term of the Lease is hereby extended so as to expire at 11:59 p.m. on August 31, 2025 (the “New 2024 Expiration Date”), and the New 2025 Expiration Date shall be the Expiration Date of the Lease for all purposes under the Lease, as amended by this Amendment.

3. AS-IS Condition. Tenant accepts the Premises in their current “AS-IS” condition, with all faults. Landlord shall not be required to perform any tenant improvements or other work in and/or to the Premises in connection with this Amendment.

4. Fixed Basic Rent. From and after September 1, 2023, and through the New 2025 Expiration Date, the Fixed Basic Rent shall equal the following amounts for and during the following periods:

Applicable Period	Fixed Basic Rent per RSF	Annual Fixed Basic Rent	Monthly Fixed Basic Rent
9/1/2023 – 8/31/2024	$28.00	$275,799.96	$22,983.33
9/1/2024 – 8/31/2025	$28.50	$280,725.00	$23,393.75

5. Additional Rent/Utilities/Base Year/Tenant’s Percentage. Tenant shall continue to pay Additional Rent, Operating Expenses, and Utilities in the same manner as presently paid pursuant to the Lease except as set forth herein which shall be applicable after the Commencement Date. Electricity shall be charged at the rate of the greater of $1.75 per rentable square foot or the adjusted rate as described in Section 5 of the Lease. Tenant’s Percentage as described in Section 4 (A) of the Lease for the Premises shall continue to be 10.13%. Tenant’s Base Year shall be 2023.

6. Right of Termination. Tenant’s right of termination as set forth in Section 7 of the First Amendment, as amended by Section 7 of the Second Amendment, is hereby declared null and void and of no further force or effect.

7. Security Deposit. The parties hereby confirm that Landlord is holding a Cash Security Deposit in the amount of $50,000.00. The Security Deposit shall secure the obligations of Tenant under the Lease and shall apply to the Premises.

8. Broker. Each party represents and warrants to the other that, except for Newmark & Cresa Global, Inc. (“Broker”), it has dealt with no broker, finder, real estate agent or other similar person who is entitled to a brokerage commission, fee or other similar compensation in connection with this Amendment. Landlord shall pay Broker a commission pursuant to a separate agreement. Each party agrees to indemnify and hold the other harmless from and against all causes of action, liabilities and costs (including reasonable attorney’s fees) arising in connection with a breach of such party’s foregoing representation and warranty.

9. No Event of Default. Tenant confirms that as of the date hereof, (i) Landlord has fully complied with all of its obligations according to the Lease and (ii) no event has occurred and condition exists which, with the passage of time or giving of notice, or both, would constitute a default by Landlord under the Lease.

10. No Modification. If there is any conflict between the terms and provisions of the Lease and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall prevail. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Amendment, the Lease has not been modified, amended, canceled, terminated, released, superseded or otherwise rendered of no force or effect. Landlord and Tenant ratify and affirm the Lease as modified by this Amendment. Except as herein otherwise expressly provided, or except as the terms of the Lease may be in conflict with or inconsistent with the terms of this Amendment, all of the terms, covenants and provisions of the Lease are hereby incorporated into and made a part of this Amendment as if fully set forth herein.

11. Paragraph Headings. Paragraph headings are for convenience of reference only and in no way define, describe or limit the scope or intent of this Amendment or any of the provisions hereof.

12. Severability. If any provision of the Lease or this Amendment is held by a court of competent jurisdiction to be legally invalid or unenforceable for any reason, the remaining provisions shall not be impaired or affected in any way and shall remain in full effect as if this agreement had been executed without the invalid provision.

13. Successors and Assigns. This Amendment shall inure to the benefit of, be enforceable by and against, and be binding upon, the successors and assigns of Landlord and the permitted successors and assigns of Tenant.

14. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument. This Amendment may further be executed by facsimile and electronic signatures, which shall be as valid as original signatures; notwithstanding the foregoing, each party shall furnish an original signature upon the request of any other party.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment on the day and year first above written.

LANDLORD:

LENOX DRIVE OFFICE PARK, LLC

By:
Name:
Title:

TENANT:

CELSION CORPORATION

By:
Name:
Title:

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